FOR IMMEDIATE RELEASE

Kingstone Appoints Jennifer Gravelle as Chief Financial Officer

KINGSTON, N.Y.--January 17, 2023-- Kingstone Companies, Inc. (Nasdaq:KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced that Jennifer Gravelle has been appointed Chief Financial Officer as of January 17, 2023.

Gravelle brings to Kingstone more than 20 years of leadership experience in the P&C insurance industry and expertise in coastal-focused property insurance specifically. Most recently, she served as CFO of Slide Insurance, and previously served as CFO of both Allied Trust Insurance Company and Olympus Insurance Company.

“We are thrilled to welcome Jennifer to Kingstone and believe her depth of expertise in today’s complex insurance environment make her a strong addition to our team,” said Barry Goldstein, Kingstone's Chairman and Chief Executive Officer. “Jennifer has a track record of delivering high-performance results, and I know the Company will benefit from her tremendous experience.”

“In addition to a deep understanding of the coastal-focused property insurance marketplace, rating agency relations, capital structure and reinsurance, Jennifer brings significant financial acumen with her to Kingstone,” said Meryl Golden, Kingstone's Chief Operating Officer. “As we move forward, her strategic perspective and highly analytical view of our business will play a key role in delivering on Kingstone’s value-creation initiatives.”

Gravelle commented, “I’m excited to be joining Kingstone at this pivotal moment for the Company and look forward to lending my years of relevant expertise as a CFO in the coastal-focused property insurance industry. With the recent efforts to transform and modernize the Company, I believe Kingstone is well positioned to return to profitability and create sustainable, long-term stockholder value.”

About Jennifer Gravelle

Gravelle has over 22 years of experience in the P&C insurance industry. She most recently led finance operations, accounting, and forecasting as CFO of Slide Insurance, a full-stack insurtech organization. Before that, she served as CFO of Allied Trust Insurance Company, a personal property insurance organization, and held roles of increasing responsibility at Olympus Insurance Company, also a personal property insurance company, including CFO. Earlier in her career she was with HomeWise Insurance Group as the Controller. Gravelle is experienced in both GAAP and STAT accounting and has a reputation of achieving long-term shareholder value in both start-up and large-scale environments. She earned a Bachelor of Science in Accounting from Champlain College.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission under "Factors That May Affect Future Results and Financial Condition" and Part I, Item 2 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2022 to be filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.
- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.
- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.
- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.
- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.
- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.
- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.
- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449